EXHIBIT 10.5


                           PROMOTER'S SHARE AGREEMENT


     This Promoter's Share Agreement ("Agreement") is made this fourteenth day of May, 2009, by and between Dennis Healthcare Solutions, Inc. ("DHS"), a Delaware Corporation, represented by Chairman Mr. K.J. Dennis ("Dennis") and
Anoop S.R ("Anoop"), Mr. P. Sivadasan ("Sivadasan"), Mr. Michael Brown ("Brown"), and Mr. Donald L. Conover ("Conover")


                                   WITNESSETH:

     WHEREAS, DHS is reliant upon Conover, Anoop, Sivadasan and Brown to execute the Business Plan of the corporation, building its balance sheet and its equity capital; and

     WHEREAS, Mr. Dennis is the Chairman and principal investor into DHS as of May 2009, and requires the efforts and good offices of Conover, Anoop, Sivadasan and Brown to build DHS into a viable company;

     NOW, THEREFORE it is agreed that upon meeting one of the two conditions precedent, and the receipt of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sivadasan and Brown be issued 1 million shares of DHS common stock to share among them and their nominees at their sole discretion; and Conover will be issued 1 million shares of DHS common stock to share among himself and his nominees at his sole discretion, upon one of the following events:

     1.   DHS achieves a revenue run rate of US$10 million annually; or

     2. Sivadasan, Brown and Conover are successful in raising US$2 million or more in a private placement for shares of DHS.



By: /s/ DONALD L. CONOVER, PRES.          /s/ K. J. DENNIS
    _________________________________         __________________________________
    Dennis Healthcare Solutions, Inc.         K. J. Dennis  (Chairman)

Dated: May 22, 2009                       Dated: May 14, 2009



By: /s/ DONALD L. CONOVER, PRES.          /s/ ANOOP S. R.
    _________________________________         __________________________________
    Dennis Healthcare Solutions, Inc.         Anoop S.R.

Dated: May 22, 2009                       Dated: May 14, 2009



/s/ SIVADASAN P.                          /s/ MIKE BROWN
    _________________________________     ______________________________________
    Sivadasan P                               Mike Brown

Dated: May 14, 2009                       Dated: May 14, 2009



/s/ DONALD L. CONOVER
    _________________________________
    Donald L. Conover

Dated: May 22, 2009